U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

SYNTHETIC BLOOD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

New Jersey	33-0112644
(State or Other Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, California 92626
(Address of principal executive offices)

714-427-6363
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 3.02  Unregistered Sales of Equity Securities

On November 30, 2004, Synthetic Blood International, Inc. (the “Company”) completed the sale of 9,437,500 shares of common stock and warrants to purchase an additional 9,437,500 shares of common stock at a price of $0.20 per share for $1,887,500. The warrants are exercisable at a strike price of $0.275 and expire in September 2007 with respect to 437,500 shares and December 2007 with respect to 9,000,000 shares. The expiration date can be accelerated and the warrants called for cancellation when the market price for the Company’s stock reaches $0.55 per share. The 9,000,000 common shares and the 9,000,00 warrants were issued without registration in reliance on Regulation S pertaining to offshore transactions, and the remaining shares and warrants were issued without registration in reliance on Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D adopted thereunder.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BLOOD INTERNATIONAL, INC.

Dated: December 3, 2004	By /s/ Robert W. Nicora, Chief Executive Officer